UNITED STATES
                                   SECURITIES AND EXCHANGE COMMISSION

                                        Washington, D. C. 20549



                                                FORM 8-K

                                             CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): December 17, 1998


                                           MediaOne Group, Inc.
                        (Exact name of registrant as specified in its charter)

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         A Delaware Corporation                  Commission File             IRS Employer Identification
        (State of incorporation)                  Number 1-8611                     No. 84-0926774
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                             7800 East Orchard Road, Englewood, Colorado 80111
                                 (Address of principal executive offices)


                                       Telephone Number (303) 793-6500
                           (Registrant's telephone number, including area code)


Item 5.  Other Events

     MediaOne Group, Inc. ("MediaOne Group" or the "Company") has scheduled a December 17, 1998 conference call with various analysts to discuss the operations and strategy of certain business units, as well as certain details regarding its expected performance in 1999. The following is a summary of the key points to be discussed during the conference call.

Domestic Cable Business

o EBITDA Growth - Normalizing for the effects of the PrimeStar transaction and completed systems swaps and sales, the Company is anticipating EBITDA (earnings before interest, taxes, depreciation and amortization) growth of two percent for 1998 in its domestic cable business, and apporximately five percent in 1999. By 2000, the Company should achieve double-digit EBITDA growth.

o Revenue Growth - Normalizing for the effects of the PrimeStar transaction and completed systems swaps and sales, the Company expects total revenue growth (which includes video and other services such as high-speed data and telephony) in the range of 11 to 11.5%. In 1999, we expect total revenue growth to be around ten percent despite significantly lower rate increases.

o Subscriber Growth - We expect to end 1998 with internal subscriber growth of just over one percent. The Company believes that its service improvement and other initiatives will lead to subscriber growth of approximately 1.5% in 1999.

o High-Speed Data - The Company expects its domestic cable business to close 1998 with approximately 80,000 high-speed data customers (an increase of approximately 57,000 for the year). In 1999, it expects to add upwards of 100,000 more customers. EBITDA losses should be reduced by half in 1999. By 2000, we expect our high-speed data business to be EBITDA positive.

o Telephony - The Company expects its domestic cable business to close 1998 with approximately 10,000 telephone customers and 14,000 telephone lines. Current run rates suggest that we can more than triple the customer base by year end 1999. Though EBITDA losses will grow for this product in 1999, we expect that they will decline markedly in 2000, and that this business will produce positive EBITDA by 2001.

o New Product Losses - MediaOne Group expects the domestic cable business to incur losses of approximately $55 million in each of 1998 and 1999 in connection with its deployment of high-speed data and telephony services.

o Other Initiatives - The Company is working on a number of different initiatives to improve service and add to the capabilities of our domestic cable business, including consolidating call centers, automated dispatch, convergent customer care and billing systems, and financial systems. In total, we expect the EBITDA impact of these systems to amount to approximately $20 million in 1998, and approximately $55 million in each of 1999 and 2000.

o 1999 Rate Increases - The Company anticipates average rate increases for its basic cable services to be no higher than five percent in 1999.

o Domestic Cable Summary - In 1998, MediaOne Group added about 57,000 new MediaOne Express customers, and launched telephony in six markets while adding 10,000 new customers. In 1999, the Company will focus on improving subscriber growth, modernizing the business and driving new product growth.

International Businesses

o The Company has narrowed its focus to a handful of high-growth ventures. These ventures should deliver approximately $200 million in proportionate EBITDA in 1998, and more than $400 million in proportionate EBITDA in 1999.

o We expect to extract value from these ventures when they reach their peak level of value, and we will look to exit ventures in which we cannot obtain an acceptable level of control.

Time Warner Entertainment

o Our investment is increasing in value, and we fully exercise our management and control rights within the partnership.

o Within the foreseeable future, we expect to receive cash distributions from this asset.


Safe Harbor Statement Under Private Securities Litigation Reform Act of 1995

Some of the information presented herein constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although MediaOne Group believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the cable and wireless communications markets; (ii) changes in demand for MediaOne Group's products and services; (iii) regulatory changes affecting the cable and telecommunications industries; (iv) a change in economic conditions in the various markets served by MediaOne Group's operations, including international markets, that could adversely affect the level of demand for cable, wireless or other services offered by MediaOne Group; (v) greater than anticipated competitive activity requiring new pricing for services; (vi) higher than anticipated start-up costs associated with new business opportunities; (vii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with the year 2000 remediation); (viii) consumer acceptance of broadband services, including telephony and data services, and wireless services; (ix) increases in fraudulent activity with respect to broadband and wireless services; and (x) delays in the development of anticipated technologies or the failure of such technologies to perform according to expectations.

                                                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MediaOne Group, Inc.


                         By:  /s/  STEPHEN E. BRILZ
                              -----------------------------------------------
                              Stephen E. Brilz
                              Assistant Secretary


December 17, 1998